UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) :  December 13, 2005

Commission File No. 1-10403

TEPPCO Partners, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	76-0291058
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification Number)

2929 Allen Parkway

P.O. Box 2521

Houston, Texas 77252-2521

(Address of principal executive offices, including zip code)

(713) 759-3636

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 13, 2005, TEPPCO Partners, L.P. (the “Registrant”) amended its revolving credit facility, dated as of October 21, 2004.  The significant terms of the amendment are described below:

•      Total bank commitments increased from $600.0 million to $700.0 million.  The amendment also provided that the commitments under the credit facility may be increased up to a maximum of $850.0 million upon the request of the Registrant, subject to lender approval and the satisfaction of certain other conditions.

•      The facility fee and the borrowing rate currently in effect were reduced by 0.275%.

•      The maturity date of the credit facility was extended from October 21, 2009, to December 13, 2010.  Also under the terms of the amendment, the Registrant may request up to two, one-year extensions of the maturity date.  These extensions, if requested, will become effective subject to lender approval and satisfaction of certain other conditions.

•      The amendment also removed the $100.0 million limit on the total amount of standby letters of credit that can be outstanding under the credit facility.

Item 9.01.  Financial Statements and Exhibits.

(c)   Exhibits:

Exhibit
Number	Description

99.1

Second Amendment to Amended and Restated Credit Agreement, dated as of December 13, 2005, by and among TEPPCO Partners, L.P., the Borrower, and several banks and other financial institutions, the Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEPPCO Partners, L.P.
(Registrant)

By: Texas Eastern Products Pipeline Company, LLC General Partner

/s/ TRACY E. OHMART
Tracy E. Ohmart
Chief Financial Officer

Date: December 15, 2005